UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 15, 2017

AKEBIA THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-36352	20-8756903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, including Zip Code)

(617) 871-2098

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders

Akebia Therapeutics, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders on June 15, 2017. The stockholders (i) elected three directors to the Board of Directors (the “Board”) to serve for three-year terms expiring in 2020; and (ii) ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017. There were 38,829,563 outstanding shares eligible to vote as of April 13, 2017, the record date for the 2017 Annual Meeting.

The directors elected to the Board for terms expiring at the Annual Meeting in 2020, as well as the number of votes for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below:

Director	Votes For	Votes Withheld	Broker Non-Votes
John P. Butler	19,913,956	2,475,678	12,163,493
Muneer A. Satter	19,260,931	3,128,703	12,163,493
Michael A. Wyzga	19,874,142	2,515,492	12,163,493

The proposal to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017 received the following votes:

Votes For:	34,499,773
Votes Against:	31,639
Abstentions:	21,715

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKEBIA THERAPEUTICS, INC.

By:	/s/ John P. Butler
John P. Butler President and Chief Executive Officer

Date: June 21, 2017